UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2013

Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Superconductor Technologies Inc. (the “Company”) has scheduled its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) to be held at the Company’s offices at 9101 Wall Street, Austin, Texas 78754 on December 5, 2013.  Stockholders of record as of the close of business on October 17, 2013 are entitled to notice of and to vote at the 2013 Annual Meeting.

The 2013 Annual Meeting is being held more than 30 days after the anniversary of the Company’s most recent annual meeting of stockholders.  As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2013 Annual Meeting.  Similarly, pursuant to Rule 14a-4(c)(1) under the Exchange Act, the Company has set a new deadline for the preservation of discretionary authority to vote on any non-14a-8 proposals for the 2013 Annual Meeting that are not timely received by the Company.  The new deadline for both purposes is the close of business on the tenth day following the date of the filing of this Form 8-K, which is consistent with the Company’s bylaws and which the Company believes meets the reasonableness requirements under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: October 17, 2013	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer